EXHIBIT 4.120
                                                                   -------------
                                                                  EXECUTION COPY

 $500,000,000 SERIES 2004-1 FLOATING RATE RENTAL CAR ASSET BACKED NOTES, CLASS A

                            RENTAL CAR FINANCE CORP.

                   Series 2004-1 Rental Car Asset Backed Notes


                             NOTE PURCHASE AGREEMENT
                             -----------------------


                                                                  April 29, 2004

Credit Suisse First Boston LLC
11 Madison Avenue
New York, New York  10010

Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Dresdner Kleinwort Wasserstein Securities LLC
1301 Avenue of the Americas
New York, New York  10019

J.P. Morgan Securities Inc.
270 Park Avenue, 10th Floor
New York, New York  10017

Scotia Capital (USA) Inc.
One Liberty Plaza
165 Broadway, 25th Floor
New York, New York  10007

ABN AMRO Incorporated
55 East 52nd Street
New York, New York 10055

Dear Sirs:

     1. Introductory. Rental Car Finance Corp., an Oklahoma corporation (the "Company") and a wholly-owned subsidiary of Dollar Thrifty Automotive Group, Inc., a Delaware corporation ("DTAG"), proposes, subject to the terms and conditions stated herein, to issue and sell to Credit Suisse First Boston LLC ("Credit Suisse First Boston"), Deutsche Bank Securities Inc. ("Deutsche Bank"), Dresdner Kleinwort Wasserstein Securities LLC ("Dresdner Kleinwort Wasserstein"), J.P. Morgan Securities Inc. ("JPMorgan"), Scotia Capital (USA) Inc. ("Scotia Capital") and ABN AMRO Incorporated ("ABN AMRO") (each an "Initial Purchaser" and together, the "Initial Purchasers"):

$500,000,000  principal  amount of its Series  2004-1  Floating  Rate Rental Car
Asset Backed Notes, Class A (collectively, the "Offered Securities") to be issued under (i) a base indenture dated as of December 13, 1995 (as amended, modified or supplemented to the date hereof, the "Base Indenture"), and a Series 2004-1 Supplement to the Base Indenture, dated as of May 5, 2004 (the "Series
2004-1 Supplement"), between the Company and Deutsche Bank Trust Company Americas as Trustee (the Base Indenture, as supplemented by the Series 2004-1 Supplement, is referred to herein as the "Indenture"), on a private placement basis pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act"), and hereby agrees with the Initial Purchasers as follows:

     2. Representations and Warranties of the Company and DTAG. Each of the Company and DTAG represents and warrants to, and agrees with, the Initial Purchasers that:

          (a) A preliminary private placement memorandum relating to the Offered Securities has been prepared by the Company.

          Such preliminary private placement memorandum, dated April 23, 2004, as supplemented as of the date of this Agreement, the final private placement memorandum, and any supplement thereto, together with the documents listed in Schedule B to this Agreement and any other document approved by the Company or DTAG for delivery by the Initial Purchasers to offerees in connection with the contemplated resale of the Offered Securities, including such financial statements as are specified in Schedule C to this Agreement that have been provided to the Initial Purchasers for such purpose by DTAG, are collectively referred to as the "Offering Document".

          The preliminary private placement memorandum as of its date, the private placement memorandum as of its date and as of the Closing Date (as defined below), the remaining documents comprising the Offering Document as of their dates and as of, as applicable, the date of this Agreement and the Closing Date do not or will not on such dates include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Offering Document based upon written information furnished to DTAG or the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that specified in Schedule E to this Agreement.

          The information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Section 7.27 of the Base Indenture in accordance with Rule 144A(d)(4) under the Securities Act (the "Additional Issuer Information") does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Additional Issuer Information based upon written information furnished to DTAG or the Company by the Initial Purchasers specifically for use therein, it being understood and agreed that the only such information is that specified in Schedule E to this Agreement.

          (b) The Offered Securities have been duly authorized by the Company and, when delivered and paid for pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits provided in the Indenture and enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Oklahoma, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document.

          DTAG has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Offering Document.

          Each of the  Company  and DTAG is duly  qualified  and  licensed to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, other than jurisdictions in which the failure to be so qualified and licensed shall not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business or results of operations of the Company, DTAG and DTAG's subsidiaries taken as a whole, or on the ability of the Company or DTAG to perform its obligations under (as applicable) this Agreement or the other Related Documents (as defined in the Series 2004-1 Supplement) to which it is a party.


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

          (d) The Series 2004-1 Supplement has been duly authorized, and when the Offered Securities are delivered and paid for pursuant to this Agreement and the Indenture on the Closing Date, the Series 2004-1 Supplement will have been duly executed and delivered, and will constitute a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (e) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or any other Related Document in connection with the issuance and sale of the Offered Securities by the Company, except the filing of any financing statements as may be required to perfect the interest of the Trustee and the Master Collateral Agent (as defined in the Indenture) in the collateral pledged thereto under the Related Documents.

          (f) Neither the Company nor DTAG is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement or instrument to which it is a party or by which it or its properties are bound which would have a material adverse effect on the transactions contemplated in this Agreement or in the Related Documents.

          (g) The execution, delivery and performance of this Agreement and the other Related Documents, and the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company, DTAG, or, to the best knowledge of the Company or DTAG, any subsidiary of DTAG or any of their properties, or any agreement or instrument to which the Company, DTAG, or, to the best knowledge of the Company or DTAG, any subsidiary of DTAG is a party or by which the Company, DTAG, or any subsidiary of DTAG is bound or to which any of the properties of the Company, DTAG, or, to the best knowledge of the Company or DTAG, any subsidiary of DTAG is subject, or the charter or by-laws of the Company, DTAG, or, to the best knowledge of the Company or DTAG, any subsidiary of DTAG, that would have a material adverse effect on the ability of the Company or DTAG to perform its obligations under (as applicable) this Agreement or the other Related Documents to which it is a party or that are otherwise material in the context of the sale of the Offered Securities.

          Each of the Company and DTAG has full power and authority (corporate and otherwise) to enter into this Agreement and the other Related Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, in the case of the Company, the full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Series 2004-1 Supplement.

          (h) As of the Closing Date, the representations and warranties of the Company and DTAG contained in the Related Documents will be true and correct, except that with respect to any such representation or warranty which represents or warrants as to a specific date, such representation or warranty shall be true and correct as of such date.

          (i) This Agreement has been duly authorized, executed and delivered by the Company and DTAG and constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (j) Except as disclosed in the Offering Document, the Company has good and marketable title to all properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it.

          (k) The Company, DTAG and, to the best knowledge of the Company or DTAG, DTAG's subsidiaries possess all material certificates, licenses, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, license, authority or permit that, if determined adversely to the Company, DTAG or any U.S. subsidiary of DTAG, would individually or in the aggregate have a material adverse effect on the Company, DTAG and DTAG's subsidiaries taken as a whole.

          (l) Except as set forth in Schedule D to this Agreement and specifically identified as a labor dispute, no labor dispute with the employees of the Company, DTAG or, to the best knowledge of the Company or DTAG, DTAG's subsidiaries exists or in any case, to the knowledge of the Company or DTAG, is imminent that might have a material adverse effect on the Company, DTAG and DTAG's subsidiaries taken as a whole.

          (m)  Except as disclosed  in the Offering  Document or as set forth in
     Schedule D to this Agreement, there are no pending actions, suits or proceedings against or affecting the Company, DTAG or, to the best knowledge of the Company or DTAG, any U.S. subsidiary of DTAG, or any of their respective properties that, if determined adversely to the Company, DTAG or any subsidiaries of DTAG, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company, DTAG and DTAG's subsidiaries taken as a whole, or would materially and adversely affect the ability of the Company or DTAG to perform its obligations under (as applicable) this Agreement or the other Related Documents to which it is a party, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's or DTAG's knowledge, contemplated.

          (n) The financial statements provided to the Initial Purchasers, as specified in Schedule C of this Agreement, present fairly in all material respects the financial position of DTAG and its consolidated subsidiaries (including the Company) as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Offering Document, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis.

          (o) Since the date of the latest audited consolidated financial statements provided to the Initial Purchasers, as specified in Schedule C of this Agreement, there has been no material adverse change nor any development or event known to the Company or DTAG that in the reasonable expectation of the Company or DTAG shall cause a material adverse change in the condition (financial or other), business, properties or results of operations of the Company and DTAG taken as a whole, DTAG and DTAG's subsidiaries taken as a whole, and, except as disclosed in or contemplated by the Offering Document, there has been no dividend or distribution of any kind declared, paid or made by the Company or DTAG on any class of its capital stock.

          (p) Neither the Company nor DTAG is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the "Investment Company Act"), nor is it a closed-end investment company required to be registered, but not registered, thereunder; and neither the Company nor DTAG is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Offering Document, will be an "investment company" as defined in the Investment Company Act.

          (q) No securities of the same class (within the meaning of Rule 144A(d)(3) under the Securities Act) as the Offered Securities are:

               (i) listed on any national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or quoted in a U.S. automated inter-dealer quotation system; or

               (ii) convertible or exchangeable into securities so listed or quoted at the time of issuance.

          (r) The offer and sale of the Offered Securities by the Company to the Initial Purchasers in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act and it is not necessary to qualify the Indenture under the United States Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

          (s) Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf:

               (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Offered Securities or any security of the same class or series as the Offered Securities; or

               (ii) has offered or will offer or sell the Offered Securities by means of any directed selling efforts within the meaning of Rule 902(b) of Regulation S ("Directed Selling Efforts"), including specifically, any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for any of the Offered Securities,
          including, but not limited to, placement of an advertisement, including without limitation a "tombstone", that refers to this Agreement or the Offered Securities issued and sold pursuant hereto in any publication that is either printed primarily for distribution in the United States or has had, during the twelve (12) months preceding the date of this Agreement, an average circulation in the United States of 15,000 or more copies per issue, except as otherwise permitted by Regulation S promulgated under the Securities Act; or

               (iii) has offered or sold, or will offer or sell, any of the Offered Securities to any person in the United States, except as permitted under Regulation S or to persons who the Company or such affiliate or person acting on its behalf, as applicable, believes are qualified institutional buyers within the meaning of Rule 144A ("Rule 144A"), in accordance with the requirements of such Rule; or

               (iv) has offered or will offer to sell any of the Offered Securities by means of any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act), including, but not limited to:

                    (A) any advertisement, article, notice (except in accordance with Rule 135c promulgated under the Securities Act) or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio; and

                    (B) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. The Company has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for this Agreement.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements in this Agreement, but subject to the terms and conditions in this Agreement, the Company agrees to sell to the Initial Purchasers, and the Initial Purchasers agree to purchase, severally and not jointly, from the Company, the respective principal amount of the Offered Securities set forth opposite their respective names in Schedule A to this Agreement, at the purchase price specified in Schedule A.

     The Company will deliver against payment of the purchase price the Offered Securities initially represented by one or more global Securities in definitive form (the "Global Securities"), deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and, in the case of the Global Securities to be sold in the United States, registered in the name of Cede & Co., as nominee for DTC or, in the case of Global Securities sold in offshore transactions, registered in the name of a nominee of DTC for the accounts of the Euroclear System ("Euroclear") and Clearstream Banking, societe anonyme ("Clearstream"). Interests in any Global Security will be held only in book-entry form through DTC, except in the limited circumstances described in the Offering Document. Payment for the Offered Securities shall be made by the Initial Purchasers in Federal (same day) funds by wire transfer to an account in New York previously designated to the Initial Purchasers by the Company at a bank acceptable to the Initial Purchasers or official check or checks drawn to the order of Rental Car Finance Corp. at the office of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022-4802, at 11:00 A.M. (New York time), on May 5, 2004, or at such other time not later than seven (7) full business days thereafter as the Initial Purchasers and the Company determine, such time being herein referred to as the "Closing Date", against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities. The Global Securities will be made available for inspection at the above office of Latham & Watkins LLP at least 24 hours prior to the Closing Date.

     4. Representations by the Initial Purchasers; Resale by the Initial Purchasers.

     (a) Each of the Initial Purchasers represents and warrants to the Company and DTAG that it is an "accredited investor" as defined in Rule 501(a)(1) under the Securities Act.

     (b) Each of the Initial Purchasers acknowledges that the Offered Securities have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or pursuant to an exemption from the registration requirements of the Securities Act.

     Each of the Initial Purchasers severally represents and agrees that it has offered and sold the Offered Securities and will offer and sell the Offered
Securities:

               (i)    as part of its distribution at any time; and

               (ii) otherwise until forty (40) days after the later of the commencement of the offering and the Closing Date,

only in accordance with Rule 144A or Rule 903 under the Securities Act.

     Accordingly, each Initial Purchaser severally represents and agrees on behalf of itself that neither such Initial Purchaser nor its affiliates, nor any persons acting on or their behalf, have engaged or will engage in any Directed Selling Efforts with respect to the Offered Securities, and each Initial Purchaser agrees that it and its affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirement of Regulation S.

     Each Initial Purchaser agrees that, at or prior to confirmation of sale of the Offered Securities, such Initial Purchaser will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases the Offered Securities from it during the restricted period a confirmation or notice to substantially the following effect:

          "The Securities covered hereby have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until forty
          (40) days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities
          Act.  Terms used above have the meanings  given to them by  Regulation
          S."

     Terms used in this subsection (b) have the meanings given to them by Regulation S.

     (c) Each of the Initial Purchasers agrees that it and each of its affiliates has not entered and will not enter into any contractual arrangement with respect to the distribution of the Offered Securities except for any such arrangements with the prior written consent of the Company.

     (d) Each of the Initial Purchasers agrees that it and each of its affiliates will not offer or sell the Offered Securities by means of any form of general solicitation or general advertising, within the meaning of Rule 502(c) under the Securities Act, including, but not limited to:

               (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio; or

               (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

     Each of the Initial Purchasers severally agrees, with respect to resales made in reliance on Rule 144A of any of the Offered Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Offered Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

     (e) Each of the Initial Purchasers represents and warrants to the Company and DTAG and agrees that (i) it has not offered or sold and, prior to the expiration of six (6) months from the Closing Date, will not offer or sell any Offered Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 (as amended); (ii) it has complied and will comply with all applicable provisions of the Financial Services and Market Act 2000 (the "FSMA") with respect to anything done by it in relation to the Offered Securities in, from, or otherwise involving the United Kingdom; and
(iii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Offered Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company.

     5. Certain Agreements of the Company and DTAG. Each of the Company and DTAG agrees with the Initial Purchasers that:

          (a) The Company and DTAG will advise each of the Initial Purchasers promptly of any proposal to amend or supplement the Offering Document and will not effect such amendment or supplementation without each Initial Purchaser's consent. If, at any time prior to the completion of the resale by the Initial Purchasers in the distribution of the Offered Securities by the Initial Purchasers any event occurs as a result of which the Offering Document as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any such time to amend or supplement the Offering Document to comply with any applicable law, the Company and DTAG promptly will notify the Initial Purchasers of such event and promptly will prepare, at their own expense, an amendment or supplement which will correct such statement or omission or effect such compliance. Neither the Initial Purchasers' consent to, nor the Initial Purchasers' delivery to offerees or investors of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in
     Section 6 of this Agreement.

          (b) The Company and DTAG authorize the Initial Purchasers to deliver to prospective subsequent purchasers copies of the Offering Document, any amendments, supplements or exhibits thereto, and any information obtained pursuant to this Agreement, in connection with any reoffer or resale of the Offered Securities by the Initial Purchasers in accordance with this Agreement, and agree that any subsequent purchaser may rely on the representations of the Company and DTAG set out in this Agreement to the same extent as if such subsequent purchaser were a party to this Agreement.

          (c) Until such time as each of the Initial Purchasers shall have resold in the distribution all Offered Securities purchased by it on the Closing Date, the Company and DTAG will provide to the Initial Purchasers and any prospective subsequent purchaser the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Offered Securities, the condition (financial or otherwise) of the Company or DTAG and any other matters relating to the matters described in the Offering Document and the transactions contemplated by this Agreement and to obtain any additional information and documents that the Company or DTAG possesses or can acquire without unreasonable effort or expense with respect to any of the foregoing other than information and documents reasonably determined by the Company or DTAG, as the case may be, to be confidential in nature and not appropriate for disclosure to the Initial Purchasers or to prospective purchasers. Each Initial Purchaser shall promptly notify the Company and DTAG as to the completion of the resale by such Initial Purchaser in the distribution of the Offered Securities.

          (d) The Company or DTAG (as requested) will furnish to each of the Initial Purchasers, without charge, copies of any component of the Offering Document and all exhibits, amendments and supplements thereto, in each case as soon as available and in such reasonable quantities as each of the Initial Purchasers requests, and the Company will furnish to each of the Initial Purchasers on the date hereof three copies of the Offering Document. At any time when DTAG is not subject to Section 13 or 15(d) of the Exchange Act, the Company will promptly furnish or cause to be furnished to the Initial Purchasers and, upon request of holders and prospective purchasers of the Offered Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Offered Securities pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Offered Securities. The Company and DTAG, jointly and severally, shall be obligated to pay the expenses of printing and distributing to the Initial Purchasers all such documents.

          (e) The Company will arrange for the qualification of the Offered Securities for sale and the determination of their eligibility for investment under the laws of such states in the United States as each of the Initial Purchasers designates and will continue such qualifications in effect so long as required for the resale of the Offered Securities by the Initial Purchasers, provided that the Company will not be required to qualify as a foreign corporation or to file a general consent to service of process in any such state unless so required in order to perform fully its obligations under the Indenture and the Master Lease (as defined in the Series 2004-1 Supplement).

          (f) For a period from the date of this Agreement until the retirement of the Offered Securities, DTAG or the Company, as applicable, will furnish to each of the Initial Purchasers, copies of each report and certificate and any financial information delivered to the Trustee pursuant to Sections
     5.4 and 7.3 of the Base Indenture and Section 24.4 of the Master Lease (except that Daily Reports will be furnished to the Initial Purchasers only upon request thereby), and such other forms of periodic certificates or reports as may be delivered to the Trustee or the holders of Offered Securities under the Indenture or other Related Documents.

          (g) During the period of two (2) years after the Closing Date, the Company will, upon request, furnish to the Initial Purchasers and any holder of Offered Securities a copy of the restrictions on transfer applicable to the Offered Securities.

          (h) During the period of two (2) years after the Closing Date, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Offered Securities that have been reacquired by any of them.

          (i) During the period of two (2) years after the Closing Date, neither DTAG nor the Company will be or become an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, nor will be or become, a closed-end investment company required to be registered, but not registered, under the Investment Company Act.

          (j) The Company and DTAG, jointly and severally, shall pay all expenses incidental to the performance of their respective obligations under this Agreement and the Series 2004-1 Supplement, including all expenses in connection with the execution, issuance, authentication, packaging and initial delivery of the Offered Securities, the preparation and printing of this Agreement, the Offered Securities, the Series 2004-1 Supplement, the Offering Document and amendments and supplements thereto, and any other document relating to the issuance, offer, sale and delivery of the Offered Securities. The Company and DTAG, jointly and severally, shall reimburse each Initial Purchaser for any expenses incurred by such Initial Purchaser in connection with the offer and sale of the Offered Securities, the preparation, printing and distribution of the Offering Document, the qualification of the Offered Securities for sale under the laws of such jurisdictions as such Initial Purchaser designates and the printing of memoranda relating thereto, any fees charged by investment rating agencies for the rating of the Offered Securities, all reasonable fees and expenses of Latham & Watkins LLP, special counsel to the Initial Purchasers, charged or incurred in connection with the offering and purchase of the Offered Securities and all out of pocket expenses of the Initial Purchasers, including (without limitation) all travel expenses of the Initial Purchasers' officers and employees and any other expenses of the Initial Purchasers in connection with attending or hosting meetings with prospective purchasers of the Offered Securities.

          (k) In connection with the offering, until each Initial Purchaser shall have notified the Company and DTAG of the completion of the resale by such Initial Purchaser in the distribution of the Offered Securities, neither the Company nor DTAG nor any of their affiliates will, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest any Offered Securities or attempt to induce any person to purchase any Offered Securities; and neither the Company nor DTAG nor any of its affiliates will make bids or purchases for the purpose of creating actual, or apparent, active trading in, or of raising the price of, the Offered Securities.

          (l) For a period of thirty (30) days after the date of the initial offering of the Offered Securities by the Initial Purchasers, the Company will not without the consent of each of the Initial Purchasers offer, sell, contract to sell, pledge, or otherwise dispose of, directly or indirectly, any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one (1) year from the date of issue. The Company will not at any time offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(2) or Regulation D of the Securities Act to cease to be applicable to the offer and sale of the Offered Securities to the Initial Purchasers.

          (m) To the extent, if any, that the rating provided with respect to the Offered Securities by Fitch, Inc., or its successors and assigns ("Fitch"), Moody's Investors Service, Inc., or its successors and assigns ("Moody's"), and Standard & Poor's, or its successors and assigns ("Standard & Poor's" and, together with Fitch and Moody's, the "Rating Agencies"), is conditional upon the furnishing of documents or the taking of any other actions by the Company and/or DTAG, the Company and/or DTAG shall furnish such documents and take any such other actions.

          (n) The Company and DTAG shall furnish, or cause to be furnished, or make available, or cause to be made available, to the Initial Purchasers and their counsel such additional documents and information regarding it and its affairs as the Initial Purchasers may from time to time reasonably request, including any and all documentation reasonably requested in connection with its due diligence efforts regarding information in the Offering Document and to evidence the accuracy or completeness of any of the conditions contained in this Agreement.

          (o) The Company and/or DTAG, as the case may be, will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Initial Purchasers (if and to the extent incurred by the Initial Purchasers) for any fees charged by the Rating Agencies for the rating of the Offered Securities, for any travel expenses of the Company's and/or DTAG's officers and employees and any other expenses of the Company and/or DTAG in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing the Offering Document (including any amendments and supplements thereto).

     6. Conditions Precedent to the Obligations of the Initial Purchasers. The obligations of the Initial Purchasers to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company and DTAG in this Agreement, to the accuracy of the statements of officers of the Company and DTAG made pursuant to the provisions of this Agreement, to the performance by each of the Company and DTAG of its obligations under this Agreement and to the following additional conditions precedent:

          (a) Each of the Initial Purchasers shall have received (i) a letter, dated April 29, 2004 (the "Comfort and Agreed Upon Procedures Letter"), of Deloitte & Touche LLP in form and substance satisfactory to the Initial Purchasers concerning the accounting, financial and statistical information with respect to the Company set forth in the Offering Document and, if practicable, the Additional Issuer Information and (ii) a bring-down letter, dated the Closing Date, of Deloitte & Touche LLP in form and substance satisfactory to the Initial Purchasers confirming as of its date the information contained in the Comfort and Agreed Upon Procedures Letter.

          (b) Subsequent to the execution and delivery of this Agreement, there shall not have occurred:

               (i) a change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Initial Purchasers, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; or

               (ii) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company, DTAG or DTAG's subsidiaries which, in the judgment of the Initial Purchasers, is material and adverse and makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities; or

               (iii)   any  downgrading in the rating of any  debt securities of
          the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); or

               (iv) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; or

               (v) any banking moratorium declared by U.S. Federal, New York or Oklahoma authorities; or

               (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Initial Purchasers, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the offering or the sale of and payment for the Offered Securities.

          (c) The Initial Purchasers shall have received evidence satisfactory to them, and their counsel, that on or before the Closing Date, UCC-1 financing statements required to be filed on or prior to the Closing Date pursuant to the Related Documents have been or are being filed in the office of the Oklahoma County Clerk of the State of Oklahoma or in any other applicable offices and jurisdictions.

          (d) The Initial Purchasers shall have received an opinion of Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C. ("Hall Estill"), counsel for the Company, DTG Operations, Inc., ("DTG Operations") and DTAG, dated the Closing Date and addressed to the Initial Purchasers, regarding general corporate matters, in form and substance satisfactory to the Initial Purchasers and their counsel.

          (e) The Initial Purchasers shall have received an opinion of Hall Estill, counsel to the Company, DTG Operations and DTAG, dated the Closing Date and addressed to the Initial Purchasers, regarding perfection and priority matters, in form and substance satisfactory to the Initial Purchasers and their counsel.

          (f) The Initial Purchasers shall have received opinions of Latham & Watkins LLP, dated the Closing Date and addressed to the Initial
     Purchasers, each in form and substance satisfactory to the Initial Purchasers, regarding:

               (i)    (x)  substantive  consolidation    of   the   assets   and
          liabilities of the Company and any of its affiliates and (y) preference matters;

               (ii) the characterization of the Master Lease as a "true lease" with respect to Acquired Vehicles (as such terms are defined in the Series 2004-1 Supplement);

               (iii)  enforceability and securities law matters; and

               (iv)   certain   negative   assurances  concerning   the  private
          placement memoranda, each in form and substance satisfactory to the Initial Purchasers.

          (g) The Initial Purchasers shall have received an opinion of Latham & Watkins LLP in its capacity as federal income tax counsel for the Company, dated the Closing Date and addressed to the Initial Purchasers, to the effect that the statements set forth in the private placement memorandum under the headings "Certain Federal Income Tax Consequences" accurately describe the material federal income tax consequences to holders of the Offered Securities, in form and substance satisfactory to the Initial Purchasers.

          (h) The Initial Purchasers shall have received an opinion of Latham & Watkins LLP, dated the Closing Date and addressed to the Initial Purchasers, with respect to the validity of the Offered Securities and such other matters as the Initial Purchasers may reasonably request, and the Company and DTAG, as the case may be, shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (i) The Initial Purchasers shall have received an opinion of Dewey Ballantine LLP, counsel to Ambac Assurance Corporation (the "Insurer"), dated the Closing Date and addressed to the Initial Purchasers, regarding the enforceability of the Series 2004-1 Policy (as defined in the Series 2004-1 Supplement) and certain securities law matters, in form and substance satisfactory to the Initial Purchasers and their counsel.

          (j) The Initial Purchasers shall have received an opinion of Mayer, Brown, Rowe & Maw, counsel to the Series 2004-1 Letter of Credit Provider (as defined in the Series 2004-1 Supplement), dated the Closing Date and addressed to the Initial Purchasers, regarding the enforceability of the Series 2004-1 Letter of Credit (as defined in the Series 2004-1 Supplement) and such other opinions of such counsel regarding such other matters as the Initial Purchasers shall reasonably request, each in form and substance satisfactory to the Initial Purchasers and their counsel.

          (k) The Initial Purchasers shall have received an opinion from White & Case, counsel for the Trustee and the Master Collateral Agent, dated the Closing Date and addressed to the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers and their counsel.

          (l) The Initial Purchasers shall have received a certificate or certificates signed by the President and any Vice President and a principal financial or accounting officer of each of the Company and DTAG, dated the Closing Date, in which such officers shall state that, to the best of their knowledge:

               (i) the representations and warranties of the Company and DTAG in this Agreement and any other Related Documents to which the Company and DTAG are a party are true and correct on and as of the Closing Date or, in the case of the representations and warranties in the Related Documents, on and as of the dates specified in such agreements;

               (ii) the Company and DTAG have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder or under the Related Documents at or prior to the Closing Date;

               (iii) subsequent to the date as of which information is given in the Offering Document, there has not been any material adverse change in the general affairs, business, properties, key personnel, capitalization, condition (financial or otherwise) or results of operation of the Company and DTAG except as set forth or contemplated in the Offering Document or as described in such certificate or certificates; and

               (iv) nothing has come to such officers' attention that would lead such officers to believe that any of the preliminary private placement memorandum as of its date, the private placement memorandum as of its date or as of the Closing Date, or any of the remaining documents comprising the Offering Document as of their dates or as of, as applicable, the date of this Agreement or the Closing Date included, includes or will on such date include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (m) The Initial Purchasers shall have received a letter of Deloitte & Touche LLP which meets the requirements of clause (i) of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than six (6) days prior to the Closing Date for the purposes of this subsection.

          (n) The Series 2004-1 Policy shall have been delivered by the Insurer to the Trustee.

          (o) The Series 2004-1 Letter of Credit shall have been delivered by the Series 2004-1 Letter of Credit Provider to the Trustee.

          (p) The Initial Purchasers shall have received a copy of the letter from each of Standard & Poor's, Fitch and Moody's to the Company stating (as applicable) that the Offered Securities have received a rating of at least "AAA" from Standard and Poor's, "AAA" by Fitch and "Aaa" from Moody's.

          (q) The Initial Purchasers shall have received an opinion of Hall Estill, counsel for the Company, DTG Operations and DTAG, dated the Closing Date and addressed to the Initial Purchasers, regarding certain negative assurances concerning information about the Company, DTG Operations and
     DTAG and certain other matters contained in the private placement memoranda, in form and substance satisfactory to the Initial Purchasers and their counsel.

The Company and DTAG will furnish the Initial Purchasers with such conformed copies of such opinions, certificates, letters and documents as the Initial Purchasers reasonably request. The Initial Purchasers may in their sole discretion waive on behalf of the Initial Purchasers compliance with any conditions to the obligations of the Initial Purchasers hereunder.

     7.   Indemnification and Contribution.

          (a) The Company and DTAG shall, jointly and severally, indemnify and hold harmless the Initial Purchasers against any losses, claims, damages or liabilities to which the Initial Purchasers may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto, or any Additional Issuer Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse the Initial Purchasers for any legal or other expenses reasonably incurred by the Initial Purchasers in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor DTAG will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company or DTAG by the Initial Purchasers, specifically for use therein, it being understood and agreed that the only such information consists of the information described in Schedule E to this Agreement.

          (b) The Initial Purchasers shall, severally and not jointly, indemnify and hold harmless the Company and DTAG against any losses, claims, damages or liabilities to which the Company or DTAG may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Offering Document, or any amendment or supplement thereto or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or DTAG by an Initial Purchaser specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or DTAG in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Initial Purchasers consists of the information in the private placement memorandum and the supplement thereto specified in Schedule E to this Agreement. The Initial Purchasers' obligations in this subsection (b) to indemnify are several in proportion to their respective purchase obligations and not joint. The Initial Purchasers may, but shall have no obligation to, make a market in the Offered Securities, and any such market making may be discontinued at any time, without notice, in the sole discretion of the Initial Purchasers.

          (c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

     Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if:

               (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest;

               (ii) the actual or potential defendants in, or targets of any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

               (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or

               (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

     No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and DTAG on the one hand and the relevant Initial Purchaser on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and DTAG on the one hand and the relevant Initial Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and DTAG on the one hand and the relevant Initial Purchaser on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts, commissions and fees received by the relevant Initial Purchaser from the Company under or in connection with this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or DTAG on the one hand or the relevant Initial Purchaser on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d).

     Notwithstanding the provisions of this subsection (d), an Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total discounts, commissions and fees received by such Initial Purchaser with respect to the Offered Securities exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations in this subsection (d) to contribute are several in proportion to their respective purchase obligations and not joint. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The obligations of the Company and DTAG under this Section 7 shall be in addition to any liability which the Company or DTAG may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act or the Exchange Act; and the obligations of each Initial Purchaser under this Section 7 shall be in addition to any liability which such Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Company or DTAG within the meaning of the Securities Act or the Exchange Act.

     8. Default of Initial Purchasers. If any Initial Purchaser or Initial Purchasers default in their obligations to purchase Offered Securities hereunder and the aggregate principal amount of the Offered Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase does not exceed 10% of the total principal amount of the Offered Securities, Credit Suisse First Boston may make arrangements satisfactory to the Company and DTAG for the purchase of such Offered Securities by other persons, including any of the Initial Purchasers, but if no such arrangements are made by the Closing Date, the non-defaulting Initial Purchasers shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered
Securities that such defaulting Initial Purchasers agreed but failed to purchase. If any Initial Purchaser or Initial Purchasers so default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Offered Securities and arrangements satisfactory to Credit Suisse First Boston and the Company and DTAG for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser, the Company or DTAG, except as provided in Section 9. As used in this Agreement, the term "Initial Purchaser" includes any person substituted for a Initial Purchaser under this Section. Nothing herein will relieve a defaulting Initial Purchaser from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, DTAG or their respective officers and of the Initial Purchasers or their respective officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchasers, the Company, DTAG or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If for any reason the purchase of the Offered Securities by the Initial Purchasers is not consummated, each of the Company and DTAG shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company, DTAG and the Initial Purchasers pursuant to Section 7 shall remain in effect. If the purchase of the Offered Securities by the Initial Purchasers is not consummated for any reason other than solely because of the occurrence of any event specified in clause
(i), (iv), (v) or (vi) of Section 6(b), the Company and DTAG will reimburse the Initial Purchasers for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to Credit Suisse First Boston, will be mailed, delivered or telegraphed and confirmed to Credit Suisse First Boston LLC, 11 Madison Avenue, New York, New York 10010, Attention: Transactions Advisory Group; or if sent to Deutsche Bank, will be mailed, delivered or telegraphed and confirmed to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Elizabeth Whalen; or if sent to Dresdner Kleinwort Wasserstein, will be mailed, delivered or telegraphed and confirmed to Dresdner Kleinwort Wasserstein Securities LLC, 1301 Avenue of the Americas, New York, New York 10019, Attention: Timothy Madigan; or if sent to JPMorgan, will be mailed, delivered or telegraphed and confirmed to J.P. Morgan Securities Inc., 270 Park Avenue, 10th Floor, New York, New York 10017, Attention: North American Asset Backed Securities; or if sent to Scotia Capital, will be mailed, delivered or telegraphed and confirmed to Scotia Capital (USA) Inc., One Liberty Plaza, 165 Broadway, 25th Floor, New York, New York 10007, Attention: Greg Woynarski; or if sent to ABN AMRO, will be mailed, delivered or telegraphed and confirmed to ABN AMRO Incorporated, 55 East 52nd Street, New York, New York 10055, Attention: Brad Dansker; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 5330 East 31st Street, Tulsa, Oklahoma 74135, Attention: Pamela S. Peck, Vice
President and Treasurer or, if sent to DTAG, will be mailed, delivered or telegraphed and confirmed to it at 5330 East 31st Street, Tulsa, Oklahoma 74135,
Attention: Steven B. Hildebrand, Senior Executive Vice President and Chief Financial Officer.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder, except that holders of Offered Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 5(d) hereof against the Company as if such holders were parties hereto.

     12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement.

     13. Construction of Certain Terms. As used herein, the term "to the best knowledge of the Company or DTAG" means to the best knowledge of the officers of the Company and DTAG specified in Schedule F hereto.

     14. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

     Each of the Company and DTAG and the Initial Purchasers hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                         [SIGNATURES ON FOLLOWING PAGE]

     If the foregoing is in accordance with each of the Initial Purchaser's understanding of our agreement, kindly sign and return to the Company and to DTAG one of the counterparts hereof, whereupon it will become a binding agreement among the Company, DTAG and each of the Initial Purchasers in accordance with its terms.

                                   Very truly yours,

                                        RENTAL CAR FINANCE CORP.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Vice President and Treasurer


                                        DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.


                                        By:_____________________________________
                                           Pamela S. Peck
                                           Treasurer

The foregoing Note Purchase Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE FIRST BOSTON LLC


By:_____________________________________
   Name:
   Title:


DEUTSCHE BANK SECURITIES INC.


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title:


DRESDNER KLEINWORT WASSERSTEIN
SECURITIES LLC


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title:


J.P. MORGAN SECURITIES INC.


By:_____________________________________
   Name:
   Title:

SCOTIA CAPITAL (USA) INC.


By:_____________________________________
   Name:
   Title:


ABN AMRO INCORPORATED


By:_____________________________________
   Name:
   Title:


By:_____________________________________
   Name:
   Title:

                                   SCHEDULE A


--------------------------------------------------------------------------------
     Initial Purchaser                Principal Amount of              Purchase
                                       Offered Securities               Price
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Credit Suisse First Boston LLC      $167,475,000                         99.455%
--------------------------------------------------------------------------------
Deutsche Bank Securities Inc.       $167,475,000                         99.455%
--------------------------------------------------------------------------------
Dresdner Kleinwort Wasserstein
Securities LLC                       $45,850,000                         99.455%
--------------------------------------------------------------------------------
J.P. Morgan Securities Inc.          $45,850,000                         99.455%
--------------------------------------------------------------------------------
Scotia Capital (USA) Inc.            $45,850,000                         99.455%
--------------------------------------------------------------------------------
ABN AMRO Incorporated                $27,500,000                         99.455%
--------------------------------------------------------------------------------
TOTAL                               $500,000,000
--------------------------------------------------------------------------------

                                   SCHEDULE B

                              Additional Documents
                              --------------------


                                      NONE

                                   SCHEDULE C

                              Financial Statements
                              --------------------


Audited consolidated financial statements for the fiscal year ended December 31, 2003

 NY\885906.8

                                   SCHEDULE D

                  Labor Disputes and Other Pending Proceedings
                  --------------------------------------------


                                      None

                                   SCHEDULE E

                   Information Provided by Initial Purchasers
                   ------------------------------------------


     The information provided by the Initial Purchasers consists of the following paragraphs in the final private placement memorandum and supplement to the final private placement memorandum, both dated April 29, 2004:

     (1) the first two sentences of the second to last paragraph on the front cover page of the supplement to the final private placement memorandum concerning the terms of the offering by the Initial Purchasers;

     (2)  the  second  sentence  of  the  second  paragraph  in the  "Method  of
Distribution"   section  of  the  supplement  to  the  final  private  placement memorandum;

     (3)  the  fourth,  fifth,  seventh and eighth paragraphs  in the "Method of
Distribution"   section  of  the  supplement  to  the  final  private  placement memorandum;

     (4) the next to last sentence in the "Restrictions on Transfer" section of "Risk Factors" on page 21 of the final private placement memorandum; and

     (5) the fifth paragraph and the second sentence of the seventh paragraph in the "Methods of Distribution" section in the final private placement memorandum.

                                   SCHEDULE F

                               Specified Officers
                               ------------------


     The Company:

     1. Pamela S. Peck
     2. Michael H. McMahon
     3. Stephen W. Ray


     DTAG:

     1. Steven B. Hildebrand
     2. Pamela S. Peck
     3. Stephen W. Ray
     4. Michael H. McMahon